Exhibit 99.3

PROPOSAL 4—APPROVAL OF THE 2018 ISRAELI SPECIAL PURPOSE STOCK INCENTIVE PLAN

On September 13, 2018, the Board of Directors of the company adopted, subject to stockholder approval, the company’s 2018 Israeli Special Purpose Stock Incentive Plan (the “Israeli Plan”). Up to 200,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Israeli Plan.

The Israeli Plan is intended to provide the company a mechanism to specially recognize the unique contributions of critical members of the company’s cyber fraud and risk management team located in Israel. Cyber fraud experience is in high demand in Israel and around the world. The company is committed to rewarding and retaining employees that are critical to the continued success of our cyber fraud offerings throughout the world.

The Board of Directors believes that the future success of the company depends, in large part, upon the ability of the company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the Israeli Plan is in the best interests of the company and its stockholders and recommends a vote “FOR” the approval of the Israeli Plan and the reservation of 200,000 shares of our common stock for issuance thereunder.

Description of the Israeli Plan

The following is a brief summary of the Israeli Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Types of Awards

The Israeli Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The Israeli Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the company of shares of common stock, (iii) subject to certain conditions, by delivery of a notice of “net exercise” to the company, (iv) subject to certain conditions, delivery to the company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment. Options may not contain provisions entitling recipients to the automatic grant of additional options in connection with any exercise of the original option.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of the company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards. Under the Israeli Plan, the Board of Directors has the right to grant other Awards based upon our common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Dividends and Dividend Equivalents

Under the Israeli Plan, participants shall not accumulate or be paid any dividend or dividend equivalent on any unvested Award.

Transferability of Awards

During the life of the participant, Awards are exercisable only by the participant.

Subject to the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961, as amended (the “Tax Ordinance”), as long as Awards under Section 102 of the Tax Ordinance are held by a Trustee, as defined below, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

Eligibility to Receive Awards

All of the company’s Israeli Employees are eligible to be granted Awards under the Israeli Plan. Any Israeli person, including an advisor, contractor and sub-contractor, engaged by the company to render services to it who is not an Employee (“Consultant”) (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) is also eligible to be granted Awards under the Israeli Plan. Each person who is granted an Award under the Israeli Plan and who is a resident of the State of Israel or deemed to be resident of the State of Israel for tax purposes is deemed a “participant.”

For the purposes of the Israeli Plan, “Employee” means any Israeli person, including officers and directors (“Directors”), employed or engaged by the company, who is not a Controlling Stockholder (as defined in Section 102 of the Tax Ordinance). Neither service as a Director nor payment of director’s fees by the company will be sufficient to constitute “employment” by the company.

The maximum number of shares with respect to which Awards may be granted to any participant under the Israeli Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits

All employees of Bottomline who are employees in Israel are eligible to receive Awards under the Israeli Plan, which as of June 30, 2018, included approximately 90 persons. The granting of Awards under the Israeli Plan is discretionary, and the company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On August 31, 2018 the closing price of our common stock on the Nasdaq Global Select Market was $65.97.

Administration

The Israeli Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Israeli Plan and to interpret the provisions of the Israeli Plan. Pursuant to the terms of the Israeli Plan, the Board of Directors may delegate authority under the Israeli Plan to one or more committees or subcommittees of the Board of Directors.

Subject to any applicable limitations contained in the Israeli Plan, the Board of Directors, the leadership development and compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by any options issued and the dates upon which such options become exercisable, (ii) the exercise price of such options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

To the extent permitted by applicable law and under the Israeli Plan, the Board of Directors may delegate to one or more officers of the company the power to grant options and other Awards that constitute rights under Delaware law to employees or officers of the company and to exercise such other powers under the Israeli Plan as the Board of Directors may determine. The Board of Directors fixes the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant. No officer will be authorized to grant awards to any “executive officer” or “officer” of the company, as such terms are defined under the Exchange Act.

Discretionary Awards to non-employee directors will only be granted and administered by a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Stock Market rules.

The Israeli Plan provides that no part of any Award made or granted shall vest or become exercisable prior to the first anniversary of the date such Award is made or granted, except that an Award may provide that it shall immediately vest or become immediately exercisable, in whole or in part, upon a participant’s death, disability, termination from employment by the company other than for Cause (as defined in the Israeli Plan), or upon the occurrence of a Change in Control Event (as defined in the Israeli Plan).

Adjustments and Reorganization Events

The Board of Directors is required to make equitable adjustments in connection with the Israeli Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or any dividend or distribution to holders of company common stock other than ordinary cash dividends. The Israeli Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any transfer or disposition of all of the common stock of the company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards other than restricted stock or restricted stock unit Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to the excess, if any, of (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any tax withholdings) and (vi) any combination of the foregoing. The Board of Directors is not obligated by the Israeli Plan to treat all Awards, all Awards held by a participant in the Israeli Plan or all Awards of the same type identically.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the company, the repurchase and other rights of the company under each outstanding restricted stock or restricted stock unit award will inure to the benefit of the company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock or restricted stock unit award. However, the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or restricted stock unit award or any other agreement between a participant and the company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock or restricted stock unit award or any other agreement between a participant and the company, all restrictions and conditions on all restricted stock or restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.

The Israeli Plan also contains provisions addressing the consequences of a Change in Control Event (as defined in the Israeli Plan). In connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing an option or any other agreement between a participant and the company, the vesting schedule of each option will be accelerated in part so that the number of shares that would have otherwise become vested on any date within one year after the date of the Change in Control Event will immediately become vested. Subject to the following sentence, the remaining shares will continue to become vested in each case one year in advance of the original vesting schedule set forth for such option. Additionally, each option will be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the Israeli Plan) by the participant or is terminated without Cause (as defined in the Israeli Plan) by the company or the acquiring or succeeding corporation. In addition, in connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing a restricted stock or restricted stock unit award or any other agreement between a participant and the company, the vesting schedule of each restricted stock or restricted stock unit award will be accelerated in part so that the number of shares that would have otherwise become free from conditions or restrictions on any date within one year after the date of the Change in Control Event will immediately become free from conditions or restrictions. Subject to the following sentence, the remaining shares will continue to become free from conditions or restrictions in each case one year in advance of the original schedule set forth for such restricted stock or restricted stock unit award. Additionally, each restricted stock or restricted stock unit award will immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the company or the acquiring or succeeding corporation.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, cancelled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Israeli Plan.

Fungible Share Pool

Subject to adjustment in the event of stock splits and other similar events, any Award that is not a full-value award (as defined below) will be counted against the Israeli Plan share limits as one share for each share of common stock subject to such Award and any Award that is a full-value award will be counted against the Israeli Plan share as 1.28 shares for each one share of common stock subject to such full-value award. “Full-value award” means any restricted stock award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Israeli Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.28 shares is returned to the Israeli Plan, each applicable share reserve will be credited with 1.28 shares.

Share Counting

Shares of common stock repurchased by the company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

Substitute Awards

In connection with a merger or consolidation of an entity with the company or the acquisition by the company of property or stock of an entity, the Board of Directors may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an Affiliate thereof. Substitute Awards may be granted on such terms, as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Israeli Plan. Substitute Awards will not count against the Israeli Plan’s overall share limit.

For the purposes of the Israeli Plan, “Affiliate” means any person or entity (i) that holds at least 10% of the issued share capital of the company or of its voting power, (ii) in which the company holds at least 10% of the issued share capital or voting power, or (iii) in which a company under clause (i) above also holds at least 10% of its issued share capital or voting power.

Limitation on Repricing

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other Awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs. The company would not take any action that would constitute a repricing under the Nasdaq rules without prior shareholder approval.

Amendment or Termination

No Award may be made under the Israeli Plan after November 15, 2028 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Israeli Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Israeli Plan.

Israeli Taxation

The Israeli Plan is intended to comply with the requirements set by Israeli law in general, and in particular with the provisions of the Tax Ordinance, as may be amended or replaced from time to time. Subject to the provisions of the Tax Ordinance and applicable law:

•	All grants of Awards to Israeli Employees, directors and office holders of the company, other than to a Controlling Stockholder, shall be of 102 Awards; and

•	All grants of Awards to Israeli Consultants, contractors or Controlling Stockholders of the company shall be of 3(i) Awards.

For the purposes of the Israeli Plan, “102 Award” means a grant of an Award to an Israeli Employee, Director or other office holder of the company, other than to a Controlling Stockholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder; provided, however, that no such Award shall be settled in cash (unless a special approval from the Israeli Tax Authority is obtained).

For the purposes of the Israeli Plan, “3(i) Award” means a grant of an Option or Restricted Stock Unit (“RSU”) to an Israeli Consultant, contractor or a Controlling Stockholder of the company pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder.

The following is a summary of the Israeli income tax consequences that generally will arise with respect to Awards granted under the Israeli Plan. This summary is general and does not purport to be comprehensive. It is based on the Israeli tax laws in effect as of the date of this proxy statement. Changes to those laws could alter the tax consequences described below.

According to the Company’s tax route election, 102 Awards granted under the Israeli Plan to Employees will be subject to the “Capital Gains Tax Route” of Section 102 of the Tax Ordinance.

Awards granted under the Israeli Plan to participants who are not Employees do not qualify under the Capital Gains Tax Route, and are generally subject to Section 3(i) of the Tax Ordinance.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the Award’s underlying shares or their transfer and release from the Trustee (the “Taxation Date”), subject to the fulfillment of certain procedures and conditions, including, (i) filing of the Israeli Plan with the Israeli Tax Authority at least 30 days prior to any grant of 102 Awards; (ii) deposit of such Awards (or shares issued upon their exercise) for a requisite period of time (currently, 24 months from the date of grant) (the “Holding Period”) with a trustee approved by the Israeli Tax Authority (the “Trustee”). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the Awards is less than the fair market value of the underlying shares at the time of grant of the Awards (calculated as the average value of a company’s shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the Award holder, taxed, on the Taxation Date, at the applicable marginal tax rate (up to 50% in 2018, including surtax) together with health insurance and social security insurance payments.

If the requirements of Section 102 for the allocation of Awards according to the Capital Gains Tax Route are not met (for example, upon sale of the underlying shares prior to the lapse of the Holding Period), the benefit attributed to the Award holder as a result of the grant of such Awards will be taxed as ordinary income at applicable marginal income tax rates (together with health insurance and social security insurance payments).

For as long as the restricted stock or the shares issued upon exercise of Awards are registered in the name of the Trustee, the voting rights with respect to such shares will remain with the Trustee.

Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Award holder upon sale of the shares underlying the Awards or release from trust (except for such amount that will be deemed ordinary income of the Award holder as explained above).

The Israeli subsidiary of the Company will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the Award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of an Award under Section 3(i) of the Tax Ordinance that is not registered for trade, the taxable event shall take place on the date of exercise of the Award into shares, and the benefit will be classified as ordinary income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation) (together with health insurance and social security insurance payments). Restricted Stock granted to a non-Employee will be taxed on its issuance date as ordinary income.